JOHN HANCOCK FINANCIAL SERVICES, INC.


                                                                    Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350, AS
                         ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

      Pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of John Hancock Financial Services, Inc. (the "Company"), hereby certifies, to his knowledge, that:

      (1) the Company's Annual Report on Form 10-K for the year ended December 31, 2003, (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.


Dated: March 5, 2004                 /s/ DAVID F. D'ALESSANDRO
                                     -------------------------------
                                     Name:  David F. D'Alessandro
                                     Title: Chairman and Chief Executive Officer

      A signed original of this written statement required by Section 906 has been provided to John Hancock Financial Services, Inc. and will be retained by John Hancock Financial Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

      It is intended that this Exhibit be treated as, and deemed to be, "accompanying" this Annual Report on Form 10-K, and not "filed" as part of the report.